Subaward Agreement

Institution/Organization ("UNIVERSITY")	Institution/Organization ("COLLABORATOR")	
Name: University of Pittsburgh Address: Office of Research 350 Thackeray Hall 139 University Place Pittsburgh, PA 15260	Name: MedaSorb Technologies, LLC Address: 7 Deer Park Drive Suite K Monmouth Jct., NJ 08852 PI: Vincent Capponi & James Winchester EIN No.: 13-4013549	
Prime Award No. 1 R01 HL080926-01 (Attachment 5)	Subaward No. 111012-2	
Awarding Agency NIH	CFDA No. 93.839	
Subaward Period of Performance September 28, 2005 - August 31, 2006	Amount Funded this Action $104,921	Est. Total (if incrementally funded)
Project Title Systems Engineering of Pheresis Intervention for Sepsis		
Reporting Requirements [Check here if applicable: ☐ See Attachment 6]		

Terms and Conditions

1) University hereby awards a cost reimbursable subaward, as described above, to Collaborator. The statement of work and budget for this subaward are (check one): ☐ as specified in Collaborator's proposal dated _____; or ☒ as shown in Attachment 4. In its performance of subaward work, Collaborator shall be an independent entity and not an employee or agent of University.

2) University shall reimburse Collaborator not more often than monthly for allowable costs. All invoices shall be submitted using Collaborator's standard invoice, but at a minimum shall include current and cumulative costs (including cost sharing), subaward number, and certification as to truth and accuracy of invoice. *Invoices that do not reference University's subaward number shall be returned to Collaborator.* Invoices and questions concerning invoice receipt or payments should be directed to the appropriate party's Financial Contact, as shown in Attachment 3.

3) A final statement of cumulative costs incurred, including cost sharing, marked "FINAL," must be submitted to University's Financial Contact NOT LATER THAN forty-five (45) days after subaward end date. The final statement of costs shall constitute Collaborator's final financial report.

4) All payments shall be considered provisional and subject to adjustment within the total estimated cost in the event such adjustment is necessary as a result of an adverse audit finding against the Collaborator.

5) Matters concerning the technical performance of this subaward should be directed to the appropriate party's Project Director, as shown in Attachment 3. Technical reports are required as shown above, "Reporting Requirements."

6) Matters concerning the request or negotiation of any changes in the terms, conditions, or amounts cited in this subaward agreement, and any changes requiring prior approval, should be directed to the appropriate party's Administrative Contact, as shown in Attachment 3. Any such changes made to this subaward agreement require the written approval of each party's Authorized Official, as shown in Attachment 3.

7) Each party shall be responsible for its negligent acts or omissions and the negligent acts or omissions of its employees, officers, or directors, to the extent allowed by law.

8) Either party may terminate this agreement with thirty days written notice to the appropriate party's Administrative Contact, as shown in Attachment 3. University shall pay Collaborator for termination costs as allowable under OMB Circular A-21or A-122, as applicable.

9) No-cost extensions require the approval of the University. Any requests for a no-cost extension should be ad-dressed to and received by the Administrative Contact, as shown in Attachment 3, not less than thirty days prior to the desired effective date of the requested change.

10) The Subaward is subject to the terms and conditions of the Prime Award and other special terms and conditions, as identified in Attachment 2.

11) By signing below Collaborator makes the certifications and assurances shown in Attachments 1 and 2.

By an Authorized Official of UNIVERSITY:		By an Authorized Official of COLLABORATOR:	
[signature]	05/18/06	[signature]	5/10/06
Allen A. DiPalma, Director Office of Research	Date		Date

Attachment 1
Subaward Agreement

By signing the Subaward Agreement, the authorized official of COLLABORATOR certifies, to the best of his/her knowledge and belief, that:

Certification Regarding Lobbying

1) No Federal appropriated funds have been paid or will be paid, by or on behalf of the Collaborator, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

2) If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or intending to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this Federal contract, grant, loan, or cooperative agreement, the Collaborator shall complete and submit Standard Form -LLL, "Disclosure Form to Report Lobbying," to the University.

3) The Collaborator shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, title 31, U. S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less that $10,000 and not more that $100,000 for each such failure.

Debarment, Suspension, and Other Responsibility Matters

Collaborator certifies by signing this Subaward Agreement that neither it nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any federal department or agency.

OMB Circular A-133 Assurance

Collaborator assures University that it complies with A-133 and that it will notify UNIVERSITY of completion of required audits and of any adverse findings, which impact this subaward.

Attachment 2
Subaward Agreement
NIH

Agency-Specific Certifications/Assurances

1. The following assurances/certifications are made and verified by Collaborator's Authorized Official on the face page of this Subaward. Descriptions of individual assurances/certifications are provided in Section III of the PHS 398. 1) Human Subjects; 2) Research Using Human Embryonic Stem Cells; 3) Research on Transportation of Human Fetal Tissue; 4) Women and Minority Inclusion Policy; 5) Inclusion of Children Policy; 6) Vertebrate Animals; 7) Debarment and Suspension; 8) Drug-Free Workplace; 9) Lobbying; 10) Non-Delinquency on Federal Debt; 11)Research Misconduct; 12) Civil Rights (Form HHS 441 or HHS 690); 13) Handicapped Individuals (Form HHS 641 or HHS 690); 14) Sex Discrimination (Form HHS 639-A or HHS 690); 15) Age Discrimination (Form HHS 680 or HHS 690); 16) Recombinant DNA and Human Gene Transfer Research; 17) Financial Conflict of Interest.

General terms and conditions:

1. The restrictions on the expenditure of federal funds in appropriations acts are applicable to this subaward to the extent those restrictions are pertinent.
2. 45 CFR Part 74 or 45 CFR Part 92 as applicable. [This is the CFR governing NIH.]
3. The NIH Grants Policy Statement, including addenda, in effect as of the beginning date of the period of performance and found at http://grants.nih.gov/grants/policy/policy.htm, except for the payment mechanism and final reporting requirements are replaced with Reporting Requirements and Terms and Conditions on the front page of this agreement.
4. ***(Note to negotiator: This paragraph applies only if prime grant was awarded under expanded authorities.)*** Expanded Authorities apply, except for the right to initiate an automatic one-time extension of the end date, which is replaced by the need to obtain prior written approval from the University. Any prior approvals are to be sought from the University and not the Federal Awarding Agency.
5. Collaborator assures, by signing this Subaward Agreement, that all Collaborator's personnel who are responsible for the design and conduct of projects involving human research participants have successfully completed their institutional training in accordance with the NIH Guide, Notice OD-00-039.
6. Title to equipment costing $5,000 or more that is purchased or fabricated with research funds or collaborator cost sharing funds, as direct costs of the project or program, shall unconditionally vest in the collaborator upon acquisition without further obligation to the Federal Awarding Agency subject to the conditions specified in the NIH Grants Policy Statement.

Special terms and conditions:

1. **Copyrights**
Collaborator grants to University an irrevocable, royalty-free, non-transferable, non-exclusive right and license to use, reproduce, make derivative works, display, and perform publicly any copyrights or copyrighted material (including any computer software and its documentation and/or databases) first developed and delivered under this Subaward Agreement solely for the purpose of and only to the extent required to meet University's obligations to the Federal Government under its Prime Award.
2. **Data Rights**
Collaborator grants to University the right to use data created in the performance of this Subaward Agreement solely for the purpose of and only to the extent required to meet University's obligations to the Federal Government under its Prime Award.
3. **Patents**
Collaborator shall retain title to any invention first conceived or actually reduced to practice in the performance of the Work funded by this Agreement ("Invention") solely by its faculty member(s) and/or employee(s) and/or student(s). Collaborator and University shall be joint owners of any Invention first conceived or actually reduced to practice in the performance of the Work funded by this Agreement jointly by faculty member(s) and/or employee(s) and/or student(s) of Collaborator and University. The University shall retain ownership of any Invention first conceived or actually reduced to practice in the performance of the Work funded by this Agreement solely by a University faculty member(s) and/or employee(s). Collaborator shall promptly report all Inventions to the University. Collaborator grants to University the non-exclusive royalty free right to use, practice and make any Invention for the purpose of meeting University's obligation to the Federal Government under its Prime Award.

4. **Inspection and Audit**
   a. The University reserves the right to inspect, upon University's reasonable request and during normal business hours, Collaborator's physical facilities, all aspects of the Work undertaken under this Agreement, and all books, records, and documents of any kind pertaining to the work.
   b. The University shall have the right to audit, at its own expense, all financial books, accounts, and records of funds received and costs and commitments incurred under this Agreement. Such audit may be performed upon the University's reasonable request during normal business hours by University employees or agents including but not limited to, independent auditors appointed by the University, during the period of this Agreement and for a period of three (3) years after this Agreement terminates.
   c. Collaborator expressly acknowledges its understanding that its activities pursuant to this Agreement and all financial books, records, and accounts pertaining thereto may be subject to audit by the Agency, and Collaborator agrees to cooperate fully in the performance of any such audit.
5. **Publications**
   a. Each party shall have the right to publish and disseminate information derived from the performance of work under this Agreement. Qualification for authorship shall be in keeping with generally accepted criteria. Each author shall have participated sufficiently in the work to take public responsibility for the content.
   b. Collaborator shall provide the Principal Investigator with a copy of any publication for review and comment at least thirty (30) days prior to submission..
6. **Publicity**
   Neither party shall use the name of the other party, nor the name of any faculty member, employee, or student of the other party, or any abbreviations thereof, in connection with any product, service, promotion, news release, or other publicity without the prior written permission of the other party and, if an individual's name be concerned, of that individual.
7. **Assignment or Subcontracting**
   Collaborator may not assign or transfer or subcontract this Agreement or any portion of the work hereunder, without prior written approval of University.

<u>If indicated the following articles apply:</u>

8. **Protection of Human Subjects** **Yes** ☐ **No** ☒
   With the fully executed original of this Agreement, Collaborator will provide the University with a current human subjects approval of this project. Copies of renewed and amended approvals, suspensions, terminations and incident reports on the use of human subjects in this research and/or changes in Collaborator's institutional assurance shall be forwarded to the University within five (5) business days after they become available to the Collaborator.
9. **Use of Animals** **Yes** ☐ **No** ☒
   Collaborator will provide the University with certification of approval of the protocol by its Animal Care and Use Committee.
10. **Disclosure of Individually Identifiable Health Information** **Yes** ☐ **No** ☒
    ☐ Each party shall comply with all applicable laws regarding the confidentiality of patient medical records, including regulations involving the use and disclosure of private medical records and protected health information, "Health Insurance Portability and Accountability Act of 1996 (HIPAA)".
    ☐ Collaborator shall comply with all applicable laws and regulations regarding subject data privacy. In addition, Collaborator will review and approve the Informed Consent and Authorization documents (collectively, the "Authorization Documents") relating to the use and disclosure of individually identifiable health information of subjects involved in this study ("health information"), including receipt and use of health information by Collaborator. Collaborator agrees, and Collaborator will require that any party to whom Collaborator discloses health information ("recipient") agrees, to use and disclose the health information only as permitted in the Authorization Documents and in accordance with all applicable laws and regulations. The Authorization Documents will not authorize the Collaborator or any recipient to use health information to recruit research subjects to additional studies, to advertise additional studies or products or to perform marketing or marketing research.
11. **Use of rDNA and/or Ionizing Radiation** **Yes** ☐ **No** ☒
    Collaborator shall comply with all applicable laws regarding DNA molecules, including, without limitation, all health, safety and containment guidelines set forth in the current NIH Guidelines for Research Involving Recombinant DNA Molecules and research that requires the procurement, possession, transportation, and use of radioactive materials.

Attachment 3
Subaward Agreement

University Contacts	Collaborator Contacts
Administrative Contact Name: Terre Paulson Address: University of Pittsburgh Office of Research 350 Thackeray Hall Pittsburgh, PA 15260 Telephone: 412-624-2883 Fax: 412-624-7409 Email: tpaulson@offres.pitt.edu	**Administrative Contact** Name: Vincent Capponi Address: 7 Deer Park Dr. Ste K Telephone: 732-329-8885, ext *841 Fax: 732-329-8650 Email: VincentC@medasorb.com
Principal Investigator Name: John A. Kellum, M.D. Address: University of Pittsburgh Critical Care Medicine 642B Scaife Hall Pittsburgh, PA 15261 Telephone: 412-647-6966 Fax: 412-802-3308 Email: kellumja@ccm.upmc.edu	**Project Director** Name: Vincent Capponi Address: 7 Deer Park Dr Ste K Telephone: 732-329-8885, ext *841 Fax: 732-329-8650 Email: VincentC@medasorb.com
Financial Contact Name: Karen L. Bongiorni Address: University of Pittsburgh Department of Critical Care Medicine 642B Scaife Hall, 3350 Terrace Street Pittsburgh, PA 15261 Telephone: 412-647-5990 Fax: 412-802-3308 Email: bongiornikl@ccm.upmc.edu	**Financial Contact** Name: David Lamadrid Address: 7 Deer Park Dr. Ste K Monmouth Jct, NJ 08852 Telephone: 732-329-8885, ext *816 Fax: 732-329-8650 Email: DavidL@medasorb.com
Authorized Official Name: Allen A. DiPalma Director Address: Office of Research 350 Thackeray Hall Pittsburgh, PA 15260 Telephone: (412) 624-7400 Fax: (412) 624-7409 Email: offres@offres.pitt.edu	**Authorized Official** Name: AL Kraus Address: 7 Deer Park Dr. Ste K Monmouth Jct, NJ 08852 Telephone: 732-329-8885, ext *823 Fax: 732-329-8650 Email: ALK@medasorb.com

Attachment #4

Scope of Work

MedaSorb, Inc.

Thomas D. Golobish, Ph.D., will serve as **Project Chemist** and will devote 15% effort in year 1, 20% in year 2 and 3, 10% in year 4, and 5% in year 5. He is a Senior Scientist, Polymer Design and Synthesis, MedaSorb Technology. Dr. Golobish is a versatile organic chemist with more than ten years of industrial experience in medical device, pharmaceutical R&D, and specialty chemicals. Areas of expertise include polymer synthesis/modification, suspension polymerization, emulsion polymerization, multi-step synthesis of pharmaceuticals, process chemistry, and statistical experimental design. In addition to his role as chemist, Dr. Golobish performs statistical analysis of animal studies MedaSorb routinely performs to evaluate biocompatibility properties of BetaSorb polymers. Dr. Golobish will lead the synthesis efforts (year 1-20%, year 2-20%, year 3-20%, year 4-20% and year 5-5%) for modification of BetaSorb polymers to modify polymer properties to effect changes in adsorptive characteristics. In addition, Dr. Golobish will provide formulation support in the scale-up effort for targeted candidates. He will

divide his effort equally between the Design and Manufacturing Core and the Adsorbent Bead Development Project.

Wendell T. Young, Ph.D., will serve as a **Polymer Analyst** who will devote 10% effort in year 1 and 2, 20% year 3, 10% year 4 and 5% in year 5. He earned a Ph..D. Chemical Engineering he is a Senior Scientist Polymer Development at MedaSorb Technologies. Dr. Young has twenty years R&D experience in chemical, polymer processes and medical devices. He is skilled in adsorption, purification, polymerization, kinetics, mathematical modeling, computer simulation, process control & data acquisition, laboratory system setup and design. He has worked in the fields of porous polymers, vinyl polymers, water soluble polymers, polyox, cationic cellulosic polymer, silicones, and polyethylene glycols. He contributed to many inventions and publications in the area of; Direct synthesis of vinyltrimethosysilane; Catalysis system for hydroysilation systhesis; Novel purification process of proteins by parametric pumping. Dr. Young will lead the polymer characterization effort. He will characterize the adsorption isotherms and dynamic measurements to characterize the kinetic adsorption aspects of various test polymers. He will divide his effort equally between the Design and Manufacturing Core and the Adsorbent Bead Development Project.

Ross S. Topliff, M.S., will serve as **Pilot Plant Engineer** for the project and will devote effort at the following levels, 5% year 1, 20% year 2, 10% years 3 and 4, and 5% year 5. He received a M.S. Chemical Engineering, and M.S. Management of Technology, and is Manager of Process Engineering MedaSorb Technologies. Mr. Topliff has over 25 years experience in commercial plant operations from the laboratory bench to large-scale continuous processes. He has worked with bulk pharmaceuticals, food ingredients and medical devices. Mr. Topliff is the resident expert in producing ultra-clean polymers and assisted in designing and running other polymer purification steps. He is responsible for preparing and performing IQ/OQ's on equipment, specification of process equipment and maintaining plant equipment. Mr. Topliff has extensive experience with process scale-up, troubleshooting, and optimization. He has worked with reactions, extraction, distillation, filtration, and other common processes. He has also extensive experience preparing process documentation particularly for ISO 9001 compliance. Mr. Topliff will lead the polymer processing effort of the polymer candidates generated from the synthesis efforts to modify BetaSorb polymer properties to effect changes in adsorptive characteristics. In addition, Mr. Topliff will lead the scale-up effort of targeted polymer candidates. He will divide his effort equally between the Design and Manufacturing Core and the Adsorbent Bead Development Project.

James C. Langford, B.S., P.E., will serve as **Device Engineer** at the following levels of effort, year 1-10%, year 2-20%, year 3-10%, year 4-20% and year 5-30%. He received a B.S. in Chemical Engineering and is a Licensed Professional Engineer, and is a Process/Quality Engineer for MedaSorb Technologies. Mr. Langford has over 13 years of industrial experience in process engineering in the fields of nutraceuticals, chemical synthesis, fermentation, biopesticides and medical devices. Mr. Langford is responsible for process optimization, device development and clinical manufacture. Mr. Langford is the principal developer of the filling equipment, associated processes and quality tests for BetaSorb device manufacturing at MedaSorb Technologies. Mr. Langford will lead the engineering effort in device characterization and modification and manufacture of pilot quantities. In addition, Mr. Langford will support the project by providing quality test support and polymer scale-up support. He will divide his effort equally between the Design and Manufacturing Core and the Adsorbent Bead Development Project.

METASORB

Budget Summary

Subcontract Name	Role	# Months	Percent Effort	Base Salary	Salary Req'd	Fringe Rate	Indirect Amount	Fringe Rate	Amount	Total FB	TOTAL
James Winchester	Co-I	12	10%	175700	17570	0%	4266	22%	3865	3865	21435
Vincent Cappori	Co-I	12	10%	144000	14400	0%	4266	22%	3168	3168	17568
Tom Glolobish	Chemist	12	15%	82000	12300	0%	6399	22%	2706	2706	15006
Wendell Young	Polymer Ar	12	10%	72000	7200		4266	22%	1584	1584	8784
Ross Topliff	PlantEngnr	12	5%	80000	4000		2133	22%	880	880	4880
James Landford	DeviEngnr	12	10%	57000	5700		4266	22%	1254	1254	6954
Total Personnel			60%		61170		**25596**		**13457**	**13457**	**74627**
Materials											7260
TOTAL DIRECT COST											81887
Indirect Cost	Facilities										23034
Total for Subcontract											104921

5-34565J-MIN

ATTACHMENT NO. 5

****************************** NOTICE OF GRANT AWARD
****
RESEARCH

Issue Date:09/28/2005

Department of Health and Human Services
National Institutes of Health
NATIONAL HEART, LUNG, AND BLOOD INSTITUTE
****
****

Grant Number: 1 R01 HL080926-01
Principal Investigator: Kellum, John A MB, MD, CHB
Project Title: Systems Engineering of Pheresis Intervention for Sepsis

MICHAEL M. CROUCH
DIRECTOR, OFFICE OF RESEARCH
UNIVERSITY OF PITTSBURGH
350 THACKERAY HALL
PITTSBURGH, PA 15260
UNITED STATES
Award e-mailed to: ornih@offres.pitt.edu

Budget Period: 09/28/2005 - 08/31/2006
Project Period: 09/28/2005 - 08/31/2010

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $1,218,030(see ''Award Calculation'' in Section I) to UNIVERSITY OF PITTSBURGH AT PITTSBURGH in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR 52 and is subject to terms and conditions referenced below.
Acceptance of this award including the Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

If you have any questions about this award, please contact the individual(s) referenced in the information below.

Sincerely yours,

Robert JR. Vinson
Grants Management Officer
NATIONAL HEART, LUNG, AND BLOOD INSTITUTE

See additional information below

cc: Karen Bongiorni
Dr. M. Brocolo
R/CA

SECTION I - AWARD DATA - 1 R01 HL080926-01

AWARD CALCULATION (U.S. Dollars):

Salaries and Wages	$402,282
Fringe Benefits	$135,810
Personnel Costs	$538,092
Equipment	$60,000
Supplies	$71,434
Travel Costs	$3,000
Other Costs	$7,000
Consortium/Contractual Cost	$213,784
Federal Direct Costs	$893,310
Federal F&A Costs	$324,720
✓APPROVED BUDGET	$1,218,030 ☆
TOTAL FEDERAL AWARD AMOUNT	$1,218,030

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project, is as follows.

02 $1,262,512
03 $1,372,391
04 $1,582,811
05 $1,689,611

FISCAL INFORMATION:
CFDA Number: 93.839
EIN: 1250965591A1
Document Number: RHL080926A

IC/ CAN	FY2005	FY2006	FY2007	FY2008	FY2009	
HL/8424181/	1,218,030/	1,262,512/	1,372,391/	1,582,811/	1,689,611	7125355

NIH ADMINISTRATIVE DATA:
PCC: BBRR N / OC: 41.4A /Processed: VINSONR 050923 0133

SECTION II - PAYMENT/HOTLINE INFORMATION - 1 R01 HL080926-01

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 1 R01 HL080926-01

This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.
b. The restrictions on the expenditure of federal funds in appropriations Dacts, to the extent those restrictions are pertinent to the award.

c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.
d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at
http://grants.nih.gov/grants/policy/awardconditions.htm for certain

references cited above.)

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

Treatment of Program Income:
Additional Costs

SECTION IV - ADDITIONAL TERMS AND CONDITIONS

NHLBI OPERATING GUIDELINES
Funding of this award is in accordance with the NHLBI FY 2005 Operating Guidelines, which can be found at:

http://www.nhlbi.nih.gov/funding/policies/operguid.htm

BUDGET PERIOD
This award is issued for an 11-month budget period so that the anniversary date will not coincide with the end of the Federal fiscal year. Any subsequent noncompeting budget period(s) will begin on September 1 and will be 12 months in duration. The project period end date has been adjusted accordingly.

CONSORTIUM/CONTRACTUAL COSTS
This award includes funds awarded for consortium activity with Meda Sorb,LLC in the amount of $107,483 ($81,887 direct costs + $25,596 facilities and administrative costs).

This award includes funds awarded for consortium activity with Immunetrics $111,425 ($89,140 direct costs + $22,285 facilities and dministrative costs).

The grantee, as the direct and primary recipient of NIH grant funds, is accountable to NIH for the performance project, the appropriate expenditures of grant funds by all parties, and all other obligations of the grantee, as specified in the NIH Grants Policy Statement at: http://grants.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part12.htm -_Toc54600251. In general, the requirements that apply to the grantee, including the intellectual property requirements also apply to consortium participant(s).

PUBLIC ACCESS

Award recipients are strongly encouraged to submit to PubMed Central (PMC), upon acceptance for publication, an electronic version of peer-reviewed, original research publications, resulting from research supported in whole or in part, with direct costs from NIH. The author=s final manuscript is defined as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. For additional information, please visit http://www.nih.gov/about/publicaccess/ or contact the Office of Extramural Research, National Institutes of health by e-mail at PublicAccess@nih.gov."

CURRENT AND FUTURE YEAR LEVELS
In accordance with the October 27, 1995, NIH Guide announcement and NIH implementation, future-year recommended levels are shown as total costs (the sum of direct plus facilities and administrative costs). Adjustments to facilities and administrative costs (increases or decreases in rate or base changes) will not routinely be made for future year awards.

PERSONNEL COSTS
According to the FY 2005 DHHS Appropriations Act, none of the funds appropriated for the National Institutes of Health shall be used to pay the salary of an individual, through a grant or other extramural mechanism, at a rate in excess of the U.S. Government Executive Level I, which would be $180,100 per year. The NIH Guide for Grants and Contracts, dated 1/7/05 concerning "SALARY LIMITATION ON GRANTS, COOPERATIVE AGREEMENTS AND CONTRACTS" can be found on the internet at: http://grants.nih.gov/grants/guide/notice files/NOT OD 05 024.html

GRADUATE STUDENT COMPENSATION
In accordance with the March 7, 2003, NIH Guide for Grants and Contracts Notice on Graduate Student Compensation. The NIH will award the actual amount requested for graduate students, up to a maximum of $35,568. These guidelines can be found at:
http://grants.nih.gov/grants/guide/notice-files/NOT-OD-02-017.HTML

NHLBI ADJUSTMENTS FOR SALARY BASED AWARDS
Salary funds provided on NHLBI research grants will be adjusted if investigators receive career-type salary based awards. Examples of such awards include the Independent Scientist Award (K02, formerly K04) and other similar awards as described in the November 1993 Circulation article (Vol. 88, No. 5, Part 1). In the event that such an award is made for an investigator receiving salary support from an NHLBI grant, the Institute must be informed in writing within 30 days from the start date of the award so that any required adjustment can be made.

STAFF CONTACTS
The Program Official is responsible for the scientific, programmatic and technical aspects of this project. The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. These individuals work together in overall project administration. For up-to-date information, you may access the NIH Home Page at http://www.nih.gov/ and the NHLBI Home Page at http://www.nhlbi.nih.gov/index.htm.

PHYLLIS MITCHELL, Program Official
Phone: (301) 435-0070 Email: mitchelp@nhlbi.nih.gov Fax: (301) 480-0868

Shelia Ortiz, Grants Specialist
Phone: (301) 435-0173 Email: ortizs@nhlbi.nih.gov Fax: (301) 480-3310

SPREADSHEET
GRANT NUMBER: 1 R01 HL080926-01

P.I.: Kellum, John A
INSTITUTION: UNIVERSITY OF PITTSBURGH AT PITTSBURGH

	YEAR 01	YEAR 02	YEAR 03	YEAR 04	YEAR 05
Salaries and Wages	402,282	402,303	473,273	576,335	615,952
Fringe Benefits	135,810	134,571	160,088	188,903	201,547
Personnel Costs	538,092	536,874	633,361	765,238	817,499
Equipment	60,000				
Supplies	71,434	90,644	93,365	99,875	94,501
Travel Costs	3,000	4,635	4,774	4,917	23,576
Patient Care (Inpatient)					4,908
Other Costs	7,000	11,210	11,546	12,767	19,170
	679,526	643363	743096	882797	959,654

	YEAR 01	YEAR 02	YEAR 03	YEAR 04	YEAR 05	
Consortium/Contractual Cost	213,784	307,118	268,967	271,857	266,905	1,328,631
TOTAL FEDERAL DC	893,310	950,481	1,012,013	1,154,654	1,226,559	5,237,017
TOTAL FEDERAL F&A	324,720	312,031	360,378	428,157	463,052	1,888,338
TOTAL COST	1,218,030	1,262,512	1,372,391	1,582,811	1,689,611	7,125,355